UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12826	25-1445946
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

Center Square, Greencastle, Pennsylvania		17225
(Address of principal executive offices)		(Zip Code)

(717) 597-2137

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 2.02. Other Events.

On January 29, 2009, Tower Bancorp, Inc. and Graystone Financial Corp. announced their results of operations for the forth quarter and year ended December 31, 2008.  Copies of Tower’s and Graystone’s earnings releases are attached as Exhibits 99.1 and 99.2 respectively and are incorporated into this Item 2.02 by reference.

Item 2.06. Material Impairments.

On January 29, 2009, Tower Bancorp, Inc. announced that in connection with the preparation of its December 31, 2008 year-end financial statements management concluded that the company would be required to record an impairment charge to its securities portfolio of approximately $2.6 million.

Item 8.01. Other Events.

On January 29, 2009, Tower Bancorp, Inc. and Graystone Financial Corp. announced their results of operations for the forth quarter and year ended December 31, 2008.  Copies of Tower’s and Graystone’s earnings releases are attached as Exhibits 99.1 and 99.2 respectively and are incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits

(a)                         Financial Statements and Exhibits

None.

(b)                        Pro Forma Financial Information

None.

(c)                         Shell Company Transactions.

Not applicable.

(d)                       Exhibits.

Exhibit Number	Description
99.1	Tower Bancorp, Inc. Press Release dated January 29, 2009.
99.2	Graystone Financial Corp. Press Release dated January 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Dated: January 29, 2009	/s/ Franklin T. Klink, III
Franklin T. Klink, III
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Tower Bancorp, Inc. Press Release dated January 29, 2009.
99.2	Graystone Financial Corp. Press Release dated January 29, 2009